Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 12, 2024, between NRx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1          Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which the Federal Bank of New York is closed.

“Closings” means each of the First Closing pursuant to Section 2.1(a), the Second Closing pursuant to Section 2.1(b), and the Third Closing pursuant to Section 2.1(c).

“Closing Dates” means each of the First Closing Date, the Second Closing Date and the Third Closing Date.

“Closing Statement” means the Closing Statement in the form on Exhibit H attached hereto.

“Collateral Agent” shall have the meaning ascribed to such term in Section 4.25(a).

“Collateral Agent Indemnitees” shall have the meaning ascribed to such term in Section 4.25(a).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Disclosure Law Group.

“Conversion Price” shall have the meaning ascribed to such term in the Notes.

“Conversion Shares” shall have the meaning ascribed to such term in the Notes.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“Effective Registration Statement” shall have the meaning ascribed to such term in Section 3.1(f).

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of the compensation committee of the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended after the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.13(a) herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which the majority of the disinterested directors of the Company believes in good-faith is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“First Closing” shall have the meaning ascribed to such term in Section 2.1.

“First Closing Date” shall have the meaning ascribed to such term in Section 2.1.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(bb).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Irrevocable Transfer Agent Instructions” shall mean the Irrevocable Transfer Agent Instructions, dated as of the date of each Closing, among the Company and the Transfer Agent, reasonably satisfactory to the Purchasers.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Majority Holders” means the Purchaser/Purchasers which purchased at least 50.01% in interest of the Notes based on the initial Subscription Amounts (including the Secord Closing) hereunder.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.18.

“Notes” means the Senior Secured Convertible Notes due, subject to the terms therein, fifteen (15) months from their dates of issuance, issued by the Company to the Purchasers hereunder, in the form of Exhibit A attached hereto.

“Notice Deadline” shall have the meaning ascribed to such term in Section 4.12(c).

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.12(a).

“Participation Notice” shall have the meaning ascribed to such term in Section 4.12(c).

“Patent Security Agreement” means the Patent Security Agreement, dated on or about the date hereof, among the Company, its Subsidiaries, and the Purchasers, in the form of Exhibit F attached hereto.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pledged Securities” means any and all certificates and other instruments representing or evidencing all of the capital stock and other equity interests of the Subsidiaries.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.12(b).

“Principal Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature pages hereto next to the heading “Principal Amount,” in United States Dollars, which shall equal such Purchaser’s Subscription Amount multiplied by 1.08.

“Principal Market” means The Nasdaq Capital Market.

“Pro Rata Portion” shall have the meaning ascribed to such term in Section 4.12(e).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus and Registration Statement.

“Prospectus Supplement” means the final prospectus supplement filed pursuant to the Registration Statement, including all information, documents and exhibits filed with or incorporated by reference into such final prospectus supplement.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Registrable Securities” means, as of any date of determination, (a) all of the shares of Common Stock then issued and issuable upon conversion in full of the Notes (assuming on such date the Notes are converted in full without regard to any conversion limitations therein), (b) all of the Warrant Shares then issued and issuable upon full exercise of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein), (c) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Notes and the Warrants (in each case, without giving effect to any limitations on conversion set forth in the Notes or limitations on exercise set forth in the Warrants) and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (x) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (y) such Registrable Securities have been previously sold in accordance with Rule 144, or (z) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Purchasers (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate).

“Registration Rights Agreement” means the Registration Rights Agreement, dated on or about the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

“Registration Statement” means a registration statement on Form S-3 (or if not available, Form S-1) filed by the Company with the Commission, including all amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement, covering the resale of the Registrable Securities to be made on a continuous basis pursuant to Rule 415 of the Securities Act.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means (i) on and after the date hereof until the Registration Statement is effective under the Exchange Act, the maximum aggregate number of shares of Common Stock, then issued or potentially issuable in the future pursuant to the Transaction Documents, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Purchasers, including any Underlying Shares issuable upon exercise in full of all Warrants or conversion in full of all Notes (including Underlying Shares issuable as payment of interest on the Notes and subject to the terms and conditions set forth herein and taking into account the adjustments and restrictions of Section 5 of the Notes and Section 3 of the Warrants), ignoring any conversion or exercise limits set forth therein, and assuming on the Maturity Date the Notes are fully converted, and (ii) on and after the date on which the Registration Statement is effective under the Exchange Act, 100% of the amount set forth in subparagraph (i) of this definition of “Required Minimum” (but in no event, later than sixty (60) calendar days after the date hereof).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“S&W” means Sullivan & Worcester LLP, with offices located at 1251 Avenue of the Americas, 19th Floor, New York, New York 10020.

“Second Closing” shall have the meaning ascribed to such term in Section 2.1.

“Second Closing Date” shall have the meaning ascribed to such term in Section 2.1.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Notes, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement dated on the date hereof by and among the Company, the Subsidiaries, and the Purchasers, as hereinafter amended and/or supplemented altogether with all exhibits, schedules and annexes to such Security Agreement, pursuant to which the Obligations (as defined in the Security Agreement) of the Company and the Subsidiaries to the Purchasers under the Transaction Documents are secured by the assets of the Company and Subsidiaries (including, without limitation, the Collateral and Intellectual Property (each as defined in the Security Agreement)), which security interests in the Collateral shall be perfected by UCC-1 Financing Statements (the “UCC-1 Financing Statements”), filed with the Secretary of State of the State of Delaware and the Secretary of State of any other applicable jurisdiction, to the extent perfectible by the filing of a UCC-1 Financing Statement, or if applicable, a UCC-3 Financing Statement Amendment and such other documents and instruments related thereto, which Security Agreement shall be in the form of Exhibit D attached hereto.

“Security Documents” shall mean the Security Agreement, the Patent Security Agreement, the Subsidiary Guarantees, the original Pledged Securities, along with medallion guaranteed executed blank stock powers to the Pledged Securities, and any other documents and filing required thereunder in order to grant the Purchasers a first priority security interest in the assets of the Company and the Subsidiaries (including, without limitation, the Collateral and Intellectual Property (each as defined in the Security Agreement)) as provided in the Security Agreement, including all UCC-1 Financing Statements (or if applicable, a UCC-3 Financing Statement Amendment) filing receipts, and filings receipts with respect to the documents and filings described in Section 4.21, Section 4.22 and Section 4.23 herein.

“Shareholder Approval” means such approval as may be required by the applicable laws or rules and regulations of the NYSE American/the Nasdaq Stock Market/The New York Stock Exchange (or any successor entity) from the shareholders of the Company with respect to (i) the transactions contemplated by the Transaction Documents, including, without limitation, the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the First Closing Date and (ii) a proposal to effectuate a reverse stock split whereby the authorized shares capital is not split and in a range sufficient to satisfy the requirement in Section 4.23 (such corporate action, the “Reverse Split”).

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Notes and Warrants purchased hereunder at each Closing, as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount”, in United States dollars and in immediately available funds.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.12(a).

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.12(b).

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Subsidiary Guarantee” means the Subsidiary Guarantee, dated the date hereof, by each Subsidiary in favor of the Purchasers, in the form of Exhibit E attached hereto.

“Third Closing” shall have the meaning ascribed to such term in Section 2.1.

“Third Closing Date” shall have the meaning ascribed to such term in Section 2.1.

“Trading Day” means a day on which the Principal Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock will, in accordance with the terms hereof, be listed or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; OTC Markets; the OTC Bulletin Board or the OTC Markets Group Inc. (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Security Agreement, the Patent Security Agreement, the Subsidiary Guarantee, the Irrevocable Transfer Agent Instructions, the Voting Rights Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust, the current transfer agent of the Company, with a mailing address of 1 State Street 30th Floor, New York, NY 10004-1561, and any successor transfer agent of the Company.

“Underlying Shares” means the Warrant Shares and shares of Common Stock issued and issuable pursuant to the terms of the Notes, including without limitation, the Conversion Shares and the shares of Common Stock issued and issuable in lieu of the cash payment of interest on the Notes in accordance with the terms of the Notes, in each case without respect to any limitation or restriction on the conversion of the Notes or the exercise of the Warrants.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13(b).

“Voting Rights Agreement” means the Voting Rights Agreement, dated on or about the date hereof, among the Company and the Purchasers, in the form of Exhibit G attached hereto.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at applicable Closing in accordance with Section 2.2(a) or Section 2.2(c), hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to five (5) years, in the form of Exhibit C attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1         Closings.

(a)        First Closing. The first closing of the offer and sale of the Securities (the “First Closing”) shall occur at 10:00 am (New York City time), via the electronic exchange of documents and executed signature pages, on the second (2nd) Trading Day on which the conditions to the First Closing set forth in Section 2.3 hereof are satisfied or waived in writing as provided elsewhere herein, or on such other date and time as agreed to by the Company and the Purchaser (the “First Closing Date”).

(b)         Second Closing. The second closing of the offer and sale of the Securities (the “Second Closing”) shall occur at 10:00 am (New York City time), via the electronic exchange of documents and executed signature pages, on the second (2nd) Trading Day on which the conditions to the Second Closing set forth in Section 2.3 hereof are satisfied or waived in writing as provided elsewhere herein, and the Registration Statement has become effective as set out in the Registration Rights Agreement, or on such other date and time, or at such other place, as mutually agreed upon by the Company and the Purchasers in writing (the “Second Closing Date”).

(c)        Third Closing. Subject to the mutual consent of the Company and the Purchasers, the third closing of the offer and sale of the Securities (the “Third Closing”) shall occur at 10:00 am (New York City time), via the electronic exchange of documents and executed signature pages, on the second (2nd) Trading Day on which the conditions to the Third Closing set forth in Section 2.3 hereof are satisfied or waived in writing as provided elsewhere herein, or on such other date and time, or at such other place, as mutually agreed upon by the Company and the Purchasers in writing (the “Third Closing Date”).

(d)         For the avoidance of doubt, it is the Parties’ intention that the aggregate Subscription Amounts delivered at each Closing by the applicable Purchasers shall total $5,435,000 at each Closing.

2.2         Deliveries.

(a)         On or prior to the First Closing Date (except as noted), the Company shall deliver or cause to be delivered to each Purchaser or the Collateral Agent, as applicable, the following:

(i)    this Agreement duly executed by the Company;

(ii)    a legal opinion of Company Counsel, in a form reasonably acceptable to the Purchasers’ counsel;

(iii)    the specified Note having the respective principal amount set forth on Schedule 1, registered in the name of such Purchaser;

(iv)    the specified Warrant registered in the name of such Purchaser set forth on Schedule 1 to purchase up to a number of shares of Common Stock set forth on Schedule 1 on the First Closing Date, with an exercise price equal to the Exercise Price set forth in the specified Warrant, subject to adjustment therein;

(v)    the Company shall have provided each Purchaser with the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;

(vi)    the Security Agreement, duly executed by the Company and each Subsidiary, along with all of the Security Documents, including the Subsidiary Guarantee, duly executed by the parties thereto, the original Pledged Securities and corresponding stock powers;

(vii)    the Registration Rights Agreement duly executed by the Company;

(viii)    the Patent Security Agreement duly executed by the Company;

(ix)    Irrevocable Transfer Agent Instructions duly executed by the Company and the Transfer Agent;

(x)    the Voting Rights Agreement duly executed by the parties thereto;

(xi)    a perfection certificate, duly executed by the Company, in the form reasonably acceptable to the Purchasers;

(xii)    the UCC-1 Financing Statements (or if applicable, UCC-3 Financing Statement Amendments) with proof of filing thereof with the Secretary of State of the State of Delaware and the Secretary of State of any other applicable jurisdiction;

(xiii)    the Disclosure Schedules, updated as of such First Closing Date, together with any additional collateral documents necessary or appropriate, in the Agent’s sole discretion, because of any changes in such Disclosure Schedules;

(xiv)    the Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act);

(xv)    an officer’s certificate, in a form reasonably acceptable to the Purchaser’s counsel;

(xvi)    the Closing Statement; and

(xvii)    such other opinions, certificates, statements, including, without limitation, and agreements as the Purchasers’ counsel may reasonably require.

(b)         On or prior to the First Closing Date, each Purchaser or the Collateral Agent, as applicable, shall deliver or cause to be delivered to the Company, the following:

(i)    this Agreement duly executed by such Purchaser;

(ii)    such Purchaser’s Subscription Amount set forth Schedule 1 by wire transfer to the account specified in writing by the Company;

(iii)    the Security Agreement duly executed by such Purchaser;

(iv)    the Patent Security Agreement duly executed by such Purchaser;

(v)    the Registration Rights Agreement duly executed by such Purchaser;

(vi)    the settlement agreement and release of claims (the “Streeterville Agreement”) duly executed by the Company and Streeterville Capital, LLC, a Utah limited liability company (“Streeterville”); and

(vii)    the Voting Rights Agreement duly executed by the parties thereto.

(c)         On or prior to the Second Closing Date (except as noted), the Company shall deliver or cause to be delivered to the specified Purchaser the following:

(i)    the specified Note having the respective principal amount set forth on Schedule 1, registered in the name of such Purchaser;

(ii)     the specified Warrant registered in the name of such Purchaser set forth on Schedule 1 to purchase up to a number of shares of Common Stock set forth on Schedule 1 on the Second Closing Date, with an exercise price equal to the Exercise Price set forth in the specified Warrant, subject to adjustment therein;

(iii)    the Disclosure Schedules, updated as of such Second Closing Date, together with any additional collateral documents necessary or appropriate, in the Collateral Agent’s sole discretion, because of any changes in such Disclosure Schedules;

(iv)    the Irrevocable Transfer Agent Instructions duly executed by the Company and the Transfer Agent;

(v)    a legal opinion of Company Counsel, in a form reasonably acceptable to the Purchasers’ counsel;

(vi)    an officer’s certificate, in a form reasonably acceptable to the Purchasers’ counsel;

(vii)    the Closing Statement;

(viii)    the Streeterville Agreement duly executed by the Company and Streeterville; and

(ix)    such other opinions, certificates, statements, including, without limitation, and agreements as the Purchasers’ counsel may reasonably require.

(d)         On or prior to the Second Closing Date, the Purchaser shall deliver the Purchaser’s Subscription Amount for the Notes set forth on Schedule 1 at the Second Closing by wire transfer to the account specified in writing by the Company.

(e)         On or prior to the Third Closing Date (except as noted), the Company shall deliver or cause to be delivered to the specified Purchaser the following:

(i)    the specified Note having the respective principal amount set forth on Schedule 1, registered in the name of such Purchaser;

(ii)     the specified Warrant registered in the name of such Purchaser set forth on Schedule 1 to purchase up to a number of shares of Common Stock set forth on Schedule 1 on the Third Closing Date, with an exercise price equal to the Exercise Price set forth in the specified Warrant, subject to adjustment therein;

(iii)    the Disclosure Schedules, updated as of such Third Closing Date, together with any additional collateral documents necessary or appropriate, in the Collateral Agent’s sole discretion, because of any changes in such Disclosure Schedules;

(iv)    the Irrevocable Transfer Agent Instructions duly executed by the Company and the Transfer Agent;

(v)    a legal opinion of Company Counsel, in a form reasonably acceptable to the Purchasers’ counsel;

(vi)    an officer’s certificate, in a form reasonably acceptable to the Purchasers’ counsel;

(vii)    the Closing Statement; and

(viii)    such other opinions, certificates, statements, including, without limitation, and agreements as the Purchasers’ counsel may reasonably require.

(f)          On or prior to the Third Closing Date, the Purchaser shall deliver the Purchaser’s Subscription Amount for the Notes set forth on Schedule 1 at the Third Closing by wire transfer to the account specified in writing by the Company.

2.3          Closing Conditions.

(a)         The obligations of the Company hereunder in connection with each Closing are subject to the following conditions being met:

(i)    the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date for such Closing of the representations and warranties of the Purchasers, and each of them, contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)    all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date for such Closing shall have been performed;

(iii)    the delivery by each Purchaser of the items set forth in Section 2.2(b), Section 2.2(d), or Section 2.2(f), as applicable, of this Agreement; and

(iv)    the specified Purchaser’s Subscription Amount being equal to the Purchase Price due and payable at such Closing.

(b)         Subject to Section 2.3(c) or Section 2.2(e), if applicable, the respective obligations of the Purchasers hereunder in connection with each Closing are subject to all of the following conditions being met:

(i)    the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date for such Closing of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)    all material obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date for such Closing shall have been performed;

(iii)    the delivery by the Company of the items set forth in Section 2.2(a), Section 2.2(c) or Section 2.2(e), as applicable, of this Agreement;

(iv)    there shall have been no Material Adverse Effect with respect to the Company since the date hereof and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default;

(v)    from the date hereof to the Closing Date for such Closing, trading in the Common Stock shall not have been suspended by the Commission or the Company’s Principal Market and, at any time prior to such Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at such Closing;

(vi)    the Company meets the current public information requirements under Rule 144 in respect of the Conversion Shares or Warrant Shares and any other shares of Common Stock issuable under the Notes or the Warrants;

(vii)    as of the First Closing Date, the Registration Statement registering the reoffer and resale of that number of Registrable Securities equal to the lesser of: (i) all of the Securities then issued prior to the First Closing Date and to be issued on the First Closing Date, and (ii) the amount available for the Company to register pursuant to Instruction I.B.6. to Form S-3, is currently effective and no stop order or other order suspending the effectiveness of the Registration Statement has been issued by the Commission;

(viii)    any other conditions contained herein or the other Transaction Documents, including those set forth in Section 2.2; and

(ix)    the Company has submitted a Listing of Additional Shares Notification Form with The Nasdaq Capital Market with respect to the issuance of all Securities pursuant to this Agreement.

(c)          The respective obligations of each Purchaser hereunder in connection with the Second Closing are subject to all of the following conditions being met:

(i)    all of the First Closing conditions set forth in Section 2.3(a) have been met;

(ii)    as of the Second Closing Date, the Registration Statement registering the reoffer and resale of the Registrable Securities covering all of the Securities then issued prior to the Second Closing Date is currently effective and no stop order or other order suspending the effectiveness of the Registration Statement has been issued by the Commission; and

(iii)    the Company has obtained the Shareholder Approval.

(d)         The respective obligations of each Purchaser hereunder in connection with the Third Closing are subject to all of the following conditions being met:

(i)    all of the Second Closing conditions set forth in Section 2.3(b) have been met; and

(ii)    as of the Third Closing Date, the Registration Statement registering the reoffer and resale of the Registrable Securities covering all of the Securities then issued prior to the Third Closing Date is currently effective and no stop order or other order suspending the effectiveness of the Registration Statement has been issued by the Commission.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1         Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein as of each Closing Date to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a)         Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary except as set forth on Schedule 3.1(a), free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b)        Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)         Authorization; Enforcement.

(i)    The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(ii)    With respect to the Subsidiary Guarantee, each of the Subsidiaries has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by such agreement and otherwise to carry out its obligations thereunder. The execution and delivery of the Subsidiary Guarantee and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company, and no further action is required by the respective Subsidiary, its managers or its members in connection therewith. The Subsidiary Guarantee has been (or upon delivery will have been) duly executed by the respective Subsidiaries and, when delivered in accordance with the terms thereof, will constitute the valid and binding obligation of the respective Subsidiary enforceable against such Subsidiary in accordance with its terms, except (A) as listed by general equitable principals and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)         No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) except as otherwise set forth in Schedule 3.1(d), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)         Filings, Consents and Approvals. Except as otherwise set forth on Schedule 3.1(e), the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the filing with the Commission the Prospectus Supplement, a Registration Statement and accompanying Prospectus covering the applicable Registrable Securities, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares and Warrant Shares for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)          Issuance of the Securities; Registration. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

The Company has prepared and filed a Registration Statement on Form S-3, as amended (File No. 333-265492), in conformity with the requirements of the Securities Act, which became effective on June 21, 2022 (the “Effective Registration Statement”), including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Effective Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Effective Registration Statement or suspending or preventing the use of the Prospectus Supplement forming a part thereof has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. At the time the Effective Registration Statement (and any other Registration Statement filed pursuant to the Transaction Documents) and any amendments thereto became effective, at the date of this Agreement and at each Closing Date, such Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus Supplement and any amendments or supplements thereto, at the time the Prospectus Supplement or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company was and will be at the time of the filing of the Registration Statement eligible to use Form S-3. The Company is eligible to use Form S-3 under the Securities Act and, subject to the limitations for registration of Registrable Securities set forth in Section 2.3(b)(vii) hereof, it meets the transaction requirements with respect to the aggregate market value of securities being sold pursuant to this offering and during the twelve (12) months prior to this offering, as set forth in General Instruction I.B.6 of Form S-3. All corporate action required to be taken for the authorization, issuance and sale of the Notes, Warrants, Conversion Shares and Warrant Shares has been duly and validly taken. The shares of Common Stock conform in all material respects to all statements with respect thereto contained in the Effective Registration Statement and the accompanying Prospectus.

(g)        Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3.1(g)(i), which Schedule 3.1(g)(i) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued any capital stock since its most recently filed Current Report on Form 8-K under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed Current Report on Form 8-K under the Exchange Act. Except as set forth in Schedule 3.1(g)(ii), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and as set forth on Schedule 3.1(g)(iii), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. Except as set forth in Schedule 3.1(g)(iv), there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. Except as set forth in Schedule 3.1(g)(v) and those agreements contemplated by the Transaction Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)         SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not and has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)          Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the entry into the Transaction Documents, the issuance of the Securities contemplated by this Agreement, and as set forth in Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(j)        Litigation. Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the Actions (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)         Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. Except as set forth in the SEC Reports, none of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)          Compliance. Except as set forth on Schedule 3.1(l), neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority; or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)        Environmental Laws. The Company and its Subsidiaries (i) are material in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)         Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o)         Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p)          Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)         Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(r)        Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner (each a “Related Party”), in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s)        Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of each Closing Date. Except as set forth in the SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t)         Certain Fees. Except as set forth on Schedule 3.1(t), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u)        Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, and except for any Securities purchased hereby pursuant to a currently effective Registration Statement, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.

(v)         Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w)         Registration Rights. Other than each of the Purchasers, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

(x)        Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in Schedule 3.1(x), or as otherwise previously disclosed in the SEC Reports, the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company’s management believes that it will, if applicable, be able to regain compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(y)       Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(z)         Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve (12) months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(aa)        No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(bb)       Solvency. Based on the consolidated financial condition of the Company as of each Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction. Schedule 3.1(bb) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth on Schedule 3.1(bb), neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(cc)       Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(dd)      No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ee)       Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(ff)        Accountants. The Company’s accounting firm is set forth on Schedule 3.1(ff) of the Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2023.

(gg)       Seniority. As of each Closing Date, no Indebtedness or other claim against the Company is senior to the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(hh)       No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(ii)        Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(jj)         Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(g) and 4.15 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(kk)       Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ll)         Cybersecurity. To the Company’s knowledge, the Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would reasonably be expected to have a Material Adverse Effect on the Company’s business. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including Personal Data, used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person or such, nor any incidents under internal review or investigations relating to the same except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(mm)     Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the GDPR (EU 2016/679) (collectively, the “Privacy Laws”) except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(nn)       Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(oo)      Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(pp)       U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(qq)       Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(rr)       Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(ss)       No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(tt)         Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(uu)      Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to each Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(vv)       Payments of Cash.  Other than for purposes of conducting business in the ordinary course, neither the Company, its officers, or any Affiliates or agents of the Company have withdrawn or paid cash (not including a check, credit card, bank wire or other similar negotiable instrument) to any vendor in an aggregate amount that exceeds Five Thousand Dollars ($5,000) for any purpose.

(ww)     Subsidiary Rights. The Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries.

(xx)       Promotional Stock Activities. No Company Party and none of its officers, directors, managers, affiliates or agents have engaged in any stock promotional activity that could give rise to a complaint, inquiry, or trading suspension by the Securities and Exchange Commission alleging (i) a violation of the anti-fraud provisions of the federal securities laws, (ii) violations of the anti-touting provisions, (iii) improper “gun-jumping; or (iv) promotion without proper disclosure of compensation.

3.2          Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of each Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)         Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)        Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)         Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises its Warrant, converts its Note into Common Stock or is issued any Common Stock under the terms of its Note, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)        Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)         General Solicitation. Such Purchaser is not, to such Purchaser’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

(f)          [Reserved].

(g)       Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Purchaser (or its broker or other financial representative) to effect Short Sales or similar transactions in the future.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions.

(a)       The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective Registration Statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

(b)         The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

(c)        Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 (assuming cashless exercise of the Warrants), (iii) if such Underlying Shares are eligible for sale under Rule 144 (assuming cashless exercise of the Warrants) without the requirement for the Company to be in compliance with the current public information requirements under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser (if any of the foregoing conditions are satisfied), respectively. If all or any portion of a Note is converted or Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 (assuming cashless exercise of the Warrants) as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend.

(d)        In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $5 per Trading Day for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Underlying Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Underlying Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

(e)        Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2        Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are, after the Company’s receipt of the Required Approvals, unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3          Furnishing of Information; Public Information.

(a)        If the Common Stock is not registered under Section 12(b) or 12(g) of the Exchange Act on the date hereof, the Company agrees to cause the Common Stock to be registered under Section 12(g) of the Exchange Act on or before the 21st calendar day following the date hereof. Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b)        At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144 (i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1.0%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Purchasers to transfer the Underlying Shares pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.4         Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5        Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Notes set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Notes. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order to exercise the Warrants or convert the Notes. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Notes. The Company shall honor exercises of the Warrants and conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6         Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission by 9:00am Eastern Time two (2) Business Days following the execution of this Agreement. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement or any Registration Statement contemplated herein and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.7         Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8       Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.6, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of its Subsidiaries, or any of their respective officers, director, agents, employees or Affiliates delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.9         Use of Proceeds. Except as set forth on Schedule 4.9 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices); (b) for the redemption of any Common Stock or Common Stock Equivalents; (c) for the settlement of any outstanding litigation; or (d) in violation of FCPA or OFAC regulations.

4.10       Indemnification of Purchasers. Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, managers, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, managers, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time (in all cases at least a minimum of ten (10) Business Days from the date that the Company is notified in writing by the Purchaser Party of such action) to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred, subject to reimbursement by the applicable Purchaser Party if a final judicial judgment is made (that can no longer be appealed whatsoever) that such Purchaser Party was not entitled to an indemnity due to the reasons set forth in sub-clauses (y) and (z) in the immediately foregoing sentence. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.11        Reservation and Listing of Securities.

(a)         The Company shall maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b)        If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the seventy-fifth (75th) day after such date.

(c)        The Company shall, if applicable: (i) in the time and manner required by the Principal Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application; (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter; (iii) provide to the Purchasers evidence of such listing or quotation; and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. In addition, the Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) at the earliest practical date after the date hereof and in all events by no later than sixty (60) calendar days following the First Closing Date for the purpose of obtaining Shareholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain such Shareholder Approval. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every three (3) months thereafter to seek Shareholder Approval until the earlier of the date Shareholder Approval is obtained or the Notes are no longer outstanding. Notwithstanding anything to the contrary contained herein, the Company shall: (i) obtain the executed voting agreements of holders of at least forty percent (40%) of the issued and outstanding Common Stock on the First Closing Date (the “Stockholder Consent”), approving, or agreeing to vote for the issuance of the Notes, Warrants, and Underlying Shares and the Reverse Split. In the event that confirmations of such Stockholder Consent are required during the pendency of a special (or annual) meeting of stockholders, the Company obtain such confirmation reaffirming that such voting agreement is in force in the form of a forwarded email from each signatory thereto.

4.12        Participation in Future Financing.

(a)        From the date hereof until the twelve (12)-month anniversary of the date on which the Notes or Warrants are no longer outstanding, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Purchasers altogether shall have the right to participate in up to an amount of the Subsequent Financing equal to 50% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b)         At least two (2) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, which such request for a Subsequent Financing Notice shall be delivered to the Company no later than one (1) Trading Day after the delivery to a Purchase of a Pre-Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c)        Any Purchaser desiring to participate in such Subsequent Financing shall provide written notice (the “Participation Notice”) to the Company by not later than 5:30 p.m. (New York City time) on the first (1st) Trading Day after delivery of the Subsequent Financing Notice (the “Notice Deadline”), with such Participation Notice setting forth: (i) that such Purchaser is willing to participate in the Subsequent Financing and willing to execute the relevant transaction documents for the Subsequent Financing on the terms and conditions set forth in such transaction documents; (ii) the amount of such Purchaser’s participation; and (iii) each participating Purchaser’s representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Purchaser fails to deliver the Participation Notice to the Company by the Notice Deadline, such Purchaser shall forfeit its right to participate in the Subsequent Financing.

(d)        If by the Notice Deadline, the Company receives Participation Notices that are, in the aggregate, less than the Participation Maximum, then the Company may effect the remaining portion of such Subsequent Financing, including the difference between the amount to be purchased by Purchasers and the Participation Maximum, on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e)        If by the Notice Deadline, the Company receives Participation Notices from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum.  “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased on the Closing Dates by a Purchaser participating under this Section 4.12 and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Closing Dates by all Purchasers participating under this Section 4.12.

(f)        The Company and each Purchaser agree that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision that, directly or indirectly, will, or is intended to, exclude one or more of the Purchasers from participating in a Subsequent Financing, including, but not limited to, provisions whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser; provided, however, that in the event any such term or provision is included in such transaction documents, and any Purchaser executes such transaction documents, the execution thereof shall be considered such Purchaser’s prior written consent thereto.

(g)       Notwithstanding anything to the contrary in this Section 4.12 and unless otherwise agreed to by such Purchaser, the Company will either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or will deliver a notice to Purchaser of its intention to issue the securities in the Subsequent Financing, in either case by the tenth (10th) Business Day following the Notice Deadline. If by such tenth (10th) Business Day following the Notice Deadline, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(h)         Notwithstanding the foregoing or anything else herein to the contrary, this Section 4.12 shall not apply in respect of an Exempt Issuance.

4.13        Subsequent Equity Sales. Except as otherwise set forth herein:

(a)       From the date hereof until the sixtieth (60th) day following the filing of the Initial Registration Statement (as defined in the Registration Rights Agreement) following the Second Closing Date, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Registration Rights Agreement; provided, however, that the limitation on issuances described in this Section 4.13(a) shall not apply in the event that the closing price per share of Common Stock on the Principal Market on the Trading Day prior to such potential issuance exceeds the product of (x) the Fixed Conversion Price and (y) 2.

(b)        From the date hereof until such time as no Purchaser holds any of the Notes or the Warrants, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction; provided, however, this Section 4.13(b) shall not apply to that certain At The Market Offering Agreement, dated August 14, 2023, by and between the Company and H.C. Wainwright & Co., LLC (or utilizing such agreement). For purposes of this Agreement, “Variable Rate Transaction” means a transaction for which the agreement setting forth the terms of such transaction are entered into after the date of this Agreement, in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. For the avoidance of doubt, the Company accessing or otherwise utilizing any agreements entered into prior to the date of this Agreement that may be considered a Variable Rate Transaction under this Agreement shall not entitle any Purchaser hereunder to obtain the injunctive relief referenced herein or be entitled to any other damages or claims arising therefrom.

(c)        Unless the Shareholder Approval has been obtained and deemed effective, neither the Company nor any Subsidiary shall make any issuance whatsoever of Common Stock or Common Stock Equivalents which would cause any adjustment of the Conversion Price to the extent the holders of Notes would not be permitted, pursuant to Section 4(e) of the Notes to convert their respective outstanding Notes and exercise their respective Warrants in full, ignoring for such purposes the other conversion or exercise limitations therein. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(d)       From the date hereof until such time as no Purchaser holds any of the Notes or the Warrants, neither the Company nor any Subsidiary shall, directly or indirectly, effect or enter into (or publicly announce or recommend to its shareholders the approval or adoption thereof by such shareholders) any agreement, plan, arrangement or transaction structured in accordance with, based upon, or related or pursuant to Section 3(a)(9) or Section 3(a)(l0) of the Securities Act, without the prior written consent of the Majority Holders (which consent may be withheld, delayed or conditioned in the sole discretion of such Holder).

(e)         Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.14       Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to such Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.15      Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.6.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.16       Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at each Closing under applicable securities or “Blue Sky” laws of the states of the United States and shall provide evidence of such actions promptly upon request of any Purchaser.

4.17        Subsequent Debt. Subject to Section 4.12, neither the Company nor any Subsidiary shall, without the prior written consent of the Majority Holders, incur Indebtedness or enter into any agreement to incur or announce to incur any Indebtedness.

4.18       Repayment of Notes. Subject to Section 4.12 and Section 4.13, for so long as the Notes remain outstanding, in the event that the Company receives proceeds from any one or more Subsequent Financings, then, at each Purchaser’s option it may demand that thirty percent (30%) of such proceeds be used to repay the outstanding balance of such Purchaser’s Note with a 105% premium, on a pro rata basis. In such event, such repayment shall be applied in the following order: (i) first, to Late Fees (as defined in the Notes); (ii) second, to liquidated damages; (iii) third, to accrued but unpaid interest; (iv) fourth, to unpaid principal amounts of the Notes issued in connection with the Second Closing; (v) fifth, to unpaid principal amounts of the Notes issued in connection with the Third Closing, if applicable; and (vi) sixth, to unpaid principal amounts of the Notes issued in connection with the First Closing. This Section 4.19 shall also be subject to Section 6(a) of the Notes.

4.19       Related Party Transactions. So long as the Notes remain outstanding, neither the Company nor any Subsidiary shall without the prior written consent of the Majority Holders (which consent shall not unreasonably be withheld or delayed) enter into any transaction with a Related Party or an Affiliate; provided that no such consent shall be required with respect to any compensation to be issued to any employee, executive or director of the Company or any Subsidiary (including the issuance of any Common Stock or Common Stock Equivalents in an Exempt Issuance) and so long as such compensation is approved by majority of the members of the compensation committee of the Company.

4.20        Registration Statement.

(a)         As soon as practicable after the Second Closing Date (and in any event within twenty-one (21) Business Days after the Second Closing Date), the Company shall file a registration statement on Form S-1 providing for the resale by the Purchasers of the Registrable Securities issued in connection with the First Closing and the Second Closing, other than the Registrable Securities covered by a Registration Statement pursuant to Section 2.3(b)(vii). The Company shall use commercially reasonable efforts to cause such registration statement to become effective within sixty (60) days following the Second Closing Date and to keep such registration statement effective at all times until no Purchaser owns any Underlying Shares issued in connection with the First Closing and Second Closing.

(b)        As soon as practicable after the Third Closing Date (and in any event within twenty-one (21) Business Days after the Third Closing Date), the Company shall file a registration statement on Form S-1 providing for the resale by the Purchasers of the Registrable Securities issued in connection with the Third Closing. The Company shall use commercially reasonable efforts to cause such registration statement to become effective within sixty (60) days following the Third Closing Date and to keep such registration statement effective at all times until no Purchaser owns any Underlying Shares issued in connection with the Third Closing.

4.21        Additional Security Filings in the U.S. The Company shall use reasonable best efforts to cause all documents and filings required under the Security Documents to be made within a reasonable period of time with the United Stated Patent and Trademark Office and the U.S. Copyright Officer, in order to grant the Purchasers a first priority security interest in the intellectual property assets of the Company and the Subsidiaries, as applicable (including, without limitation, the Intellectual Property (as defined in the Security Agreement)).

4.22        Additional Security Filings in General. Upon the reasonable request of the Purchasers, the Company shall use reasonable best efforts to cause all documents and filings required under the Security Documents to be made within a reasonable period of time with any other governmental or administrative agency or regulatory authority (federal, state, county, local or foreign), or any subdivision thereof, in order to grant the Purchasers a first priority security interest in the assets of the Company and the Subsidiaries (including, without limitation, the Collateral and Intellectual Property (each as defined in the Security Agreement)).

4.23        Reverse Split. If the closing price per share of Common Stock on the Principal Market on the Trading Day is less than $1.00 for twenty (20) Trading Days over a consecutive thirty (30) Trading Days period, subject to obtaining the Shareholder Approval, the Company shall promptly effect the Reverse Split of the shares of Common Stock such that the closing price of the Common Stock on the effective date of the Reverse Split will be at least $2.00.

4.24        Collateral Agent.

(a)        Each Purchaser hereby (i) appoints Anson Investments Master Fund LP, as the collateral agent hereunder and under the other Security Documents (in such capacity, the “Collateral Agent”), and (ii) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Purchaser’s behalf in accordance with the terms hereof and thereof. The Collateral Agent shall not have, by reason hereof or any of the other Security Documents, a fiduciary relationship in respect of any Purchaser. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall have any liability to any Purchaser for any action taken or omitted to be taken in connection hereof or any other Security Document except to the extent caused by its own gross negligence or willful misconduct, and each Purchaser agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the “Collateral Agent Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or any of the Security Documents. The Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Holders (as defined in the Note), and such instructions shall be binding upon all holders of Notes; provided, however, that the Collateral Agent shall not be required to take any action which, in the reasonable opinion of the Collateral Agent, exposes the Collateral Agent to liability or which is contrary to this Agreement or any other Transaction Document or applicable law. The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(b)         Successor Collateral Agent

(i)    The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the other Transaction Documents at any time by giving at least ten (10) Business Days’ prior written notice to the Company and each holder of Notes and Warrants. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment pursuant to clauses (ii) and (iii) below or as otherwise provided below. If at any time the Collateral Agent (together with its affiliates) beneficially owns less than $100,000 in aggregate principal amount of Notes, the Majority Holders may, by written consent, remove the Collateral Agent from all its functions and duties hereunder and under the other Transaction Documents.

(ii)    Upon any such notice of resignation or removal, the Majority Holders shall appoint a successor collateral agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor agent, such successor collateral agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the collateral agent, and the Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Transaction Documents. After the Collateral Agent’s resignation or removal hereunder as the collateral agent, the provisions of this Section 4.24 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement and the other Transaction Documents.

(iii)    If a successor collateral agent shall not have been so appointed within ten (10) Business Days of receipt of a written notice of resignation or removal, the Collateral Agent shall then appoint a successor collateral agent who shall serve as the Collateral Agent until such time, if any, as the Majority Holders appoint a successor collateral agent as provided above.

(iv)    In the event that a successor collateral agent is appointed pursuant to the provisions of this Section 4.24 that is not a Purchaser or an affiliate of any Purchaser (or the Majority Holders or the Collateral Agent (or its successor), as applicable, notify the Company that they or it wants to appoint such a successor Collateral Agent pursuant to the terms of this Section 4.24), the Company and each Subsidiary thereof covenants and agrees to promptly take all actions reasonably requested by the Majority Holders or the Collateral Agent (or its successor), as applicable, from time to time, to secure a successor Collateral Agent satisfactory to the requesting part(y)(ies), in their sole discretion, including, without limitation, by paying all reasonable and customary fees and expenses of such successor Collateral Agent, by having the Company and each Subsidiary thereof agree to indemnify any successor Collateral Agent pursuant to reasonable and customary terms and by each of the Company and each Subsidiary thereof executing a collateral agency agreement or similar agreement and/or any amendment to the Security Documents reasonably requested or required by the successor Collateral Agent.

ARTICLE V.
MISCELLANEOUS

5.1          Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the First Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof, provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2          Fees and Expenses. At the First Closing, the Company has agreed to reimburse Purchasers the sum of $100,000.00 for its documented legal fees and expenses. Accordingly, in lieu of the foregoing payments, the aggregate amount that Purchasers are to pay for the Securities at the First Closing shall be reduced by $100,000.00 in lieu thereof, and if for any reason there is a requirement for significant work from Purchasers’ counsel prior to the Second Closing or the Third Closing, as applicable, a reasonable deduction, such deduction not to exceed $10,000, from the amount invested at such Second Closing or such Third Closing, as applicable. The Company shall deliver to each Purchaser, prior to each Closing, a completed and executed copy of the Closing Statement, attached hereto as Annex A. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all (i) Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers, and (ii) fees, disbursements, and expenses incurred by the Company in connection with the transactions contemplated herein, including, without limitation, the Company’s legal and accounting fees and disbursements, the costs incident to the preparation, printing and distribution of any registration statement, filing fees, UCC filing fees, United States Patent and Trademark Officer fees, U.S. Copyright Officer fees, and reasonable, necessary costs associated with the Security Agreement.

5.3         Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, and the Prospectus Supplement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4         Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5         Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company, and the Majority Holders, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment or modification treats a Purchaser (or group of Purchasers) in a manner that is different than other Purchasers, the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required; provided that the provisions of Section 4.24 above, cannot be amended or waived without the additional prior written approval of the Collateral Agent or its successor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6          Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Majority Holders (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that (i) any assignment shall not take effect until the day that is five (5) Business Days after the delivery of written notice to the Company informing the Company of such assignment by a Purchaser, and (ii) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8          No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10 and this Section 5.8.

5.9         Issuance of Securities in Connection with a Subsequent Financing. The Company shall be permitted to issue Common Stock and Common Stock Equivalent in connection with a Subsequent Financing; provided, however, that such financings are subject to the provisions contained in this Agreement prior to the consummation of such financings (including, without limitation, the terms and conditions contained in Section 4.12 and Section 4.13 herein).

5.10       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in New Castle County, State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New Castle County, State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.11        Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for a period of thirty-six (36) months, or if later, one hundred eighty-one (181) days after the Notes have been satisfied in full.

5.12       Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.13      Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.14      Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of a conversion of a Note or exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.15      Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.16      Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.17      Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.18       Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.19       Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. For reasons of administrative convenience only, each Purchaser has chosen to communicate with the Company through S&W. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.20       Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.21        Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.22       Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.23       Electronic Signatures. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Agreement or any other Transaction Document are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures. The Borrower expressly agrees that this Agreement and all other Transaction Documents are “transferable records” as defined in applicable Regulations relating to electronic transaction and that it may be created, authenticated, stored, transmitted and transferred in a manner consistent with and permitted by such applicable Regulations.

Set-Off. In addition to any rights now or hereafter granted under applicable regulations and not by way of limitation of any such rights, each Purchaser is hereby authorized by the Company at any time or from time to time, without notice or demand to the Company or to any other Person, any such notice or demand being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness or other amounts at any time held or owing by the Company or any Subsidiary to or for the credit or the account of the Company or any of its Affiliates against and on account of any amounts due by the Company or any of its Affiliates to such Purchaser under any Transaction Documents (including from the purchase price to be disbursed hereunder), irrespective of whether or not (a) such Purchaser shall have made any demand hereunder or (b) the principal of or the interest on the Notes or any other Obligation shall have become due and payable and although such obligations and liabilities, or any of them, may be contingent or unmatured. If, as a result of such set off, appropriate or application, such Purchaser receives more than it is owed under any Transaction Document, it shall hold such amounts in trust for the other Purchaser Parties and transfer such amounts to the other Purchaser Parties ratably according to the amounts they are owed on the date of receipt.

5.24      WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NRX PHARMACEUTICALS, INC.

By:	/s/ Stephen Willard	Address for Notice:
Name: Stephen Willard
	Title: Chief Executive Officer	Email:

With a copy to (which shall not constitute notice:

Email:

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SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Anson Investments Master Fund LP

Signature of Authorized Signatory of Purchaser: /s/ Amin Nathoo

Name of Authorized Signatory: Amin Nathoo

Title of Authorized Signatory: Director, Anson Advisors, Inc.

Email Address of Authorized Signatory: notices@ansonfunds.com

Facsimile Number of Authorized Signatory: 4.16.352.1880

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $

Principal Amount (1.08 x Subscription Amount): $

Warrant Shares:

EIN Number:

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